                                                             Exhibit 10(b)(xxxv)
                                 TERMINATION OF
                         ANADARKO PETROLEUM CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                     (AS AMENDED AND RESTATED APRIL 1, 1987)


         WHEREAS, Anadarko Petroleum Corporation (the "Corporation") has heretofore adopted the Anadarko Petroleum Corporation Executive Deferred Compensation Plan; and

         WHEREAS, the Corporation has the power to and desires to terminate the Plan pursuant to the provisions of Section 11 thereof because federal tax laws have, first, been construed by the Internal Revenue Service and, thereafter, changed by the Health Insurance Portability and Accountability Act of 1996 and the Taxpayer Relief Act of 1997 in such a manner as to materially adversely affect the Corporation's after-tax net cost in providing benefits due under the Plan;

         NOW, THEREFORE, the Plan shall be terminated, effective as of July 11, 2000 and, in accordance with such termination:

         1. The Corporation shall pay to each Employee to whom annual installment payments pursuant to his Agreement have not commenced because he remains an Employee as of July 11, 2000, in lieu of amounts otherwise payable or not theretofore paid, the amount described in Section 11 of the Plan as required to be paid incident to the termination of the Plan pursuant to such Section plus such additional amount as the Corporation may, in its sole discretion, elect to pay to such Employee. The payments described in this item 1 to the Employees incident to the termination of the Plan shall be paid in lump sum cash payments, as soon as practicable after July 11, 2000.

         2. The Corporation agrees to make the installment payments required under the Plan and his or her Agreement to each Employee to whom annual installment payments under his or her Agreement have commenced or are scheduled to be paid because he is not an Employee as of July 11, 2000. No additional amount shall be paid in connection with the termination of the Plan to any such Employee.

         3. Capitalized terms as used in this instrument have definitions ascribed to them under the Plan.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this ____ day of _______________________, 2000.

                                            ANADARKO PETROLEUM CORPORATION



                                            By:_________________________________